EXHIBIT 11




        STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
        ------------------------------------------------
            (in thousands, except per share amounts)


                                     Three Months Ended
                                          March 31
                                    ---------------------
                                      1999          1998
                                    ---------------------
Net income                          $12,622       $10,873
                                    =====================
Average common shares outstanding    47,327        47,820

Common stock equivalents (1)            243           344
                                    ---------------------
Diluted shares outstanding           47,570        48,164
                                    =====================
Earnings per share                  $   .27       $   .23
                                    =====================
Diluted earnings per share          $   .27       $   .23
                                    =====================


(1) Common stock equivalents represent the dilutive effect of outstanding stock options for all periods presented.